Exhibit 99.2
Total System Services, Inc.

                        CERTIFICATION OF PERIODIC REPORT

I, James B. Lipham, Chief Financial Officer of Total System Services, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: December 10, 2002                          /s/ James B. Lipham
                                                  ---------------------------
                                                    James B. Lipham
                                                    Chief Financial Officer